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                                                                      EXHIBIT 21

                       DIAGNOSTIC PRODUCTS CORPORATION AND SUBSIDIARIES
                                          EXHIBIT 21
                                         SUBSIDIARIES

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                                                        Place of
                   Name                               Incorporation            % Ownership
                   ----                               -------------            -----------
DPC Cirrus Inc.                                       USA/Delaware                100%

EURO/DPC Limited                                      United Kingdom              100%

Diagnostic Products International, Inc.               Barbados                    100%

DPC Holding GmbH                                      Germany                     100%

DPC Biermann GmbH                                     Germany                     100%

DPC Czech s.r.o.                                      Czech Republic              100%

DPC d.o.o. Zagreb                                     Croatia                     50%

DPC Polska sp.z.o.o.                                  Poland                      100%

Diagnostic Products Corporation Benelux B.V.          Netherlands                 100%

Diagnostic Products Corporation Nederland B.V.        Netherlands                 100%

Diagnostic Products Corporation Belgium b.v.b.A.      Belgium                     100%
/s.p.r.l.

Diagnostic Products Corporation DPC Finland OY        Finland                     100%

Bio-Mediq DPC Pty. Ltd.                               Australia                   100%

DPC Dipesa, S.A.                                      Spain                       100%

DPC France, SAS                                       France                      100%

Tianjin De Pu (DPC)                                   China                       100%
Biotechnological and Medical Products, Inc.

Diagnostic Products DPC Norway, AS                    Norway                      100%

DPC Medlab Productos Medico Hospitalares Ltda.        Brazil                      56%

DPC Venezuela C.A.                                    Venezuela                   56%

DPC Medlab de Uruguay S.A.                            Uruguay                     56%

DPC Medlab Centroamerica S.A.                         Costa Rica                  29%

Nippon DPC Corporation                                USA/California              50%

DPC Skafte AB                                         Sweden                      100%

DPC Scandinavia                                       Sweden                      100%

DPC Baltic Estonia                                    Sweden                      95%

DPC Baltic Latvia                                     Sweden                      100%

DPC Baltic Lithuania                                  Sweden                      100%

D.P.C.-N. Tsakiris S.A.                               Greece                      50%

Medical Systems, S.p.A.                               Italy                       45%

Amerlab, Lda.                                         Portugal                    45%
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